CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Legacy Communications Corporation on Form SB-2/A of our audit report, dated April 21, 2005 of Legacy Communications Corporation which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.

HJ & Associates, LLC

Salt Lake City, Utah

September 27, 2005